This agreement is confidential

                                    AGREEMENT

                                   Cover Sheet

Parties:                                                        Address for notices:
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YZ Business Consulting ("PROVIDER"),                            YZ Business Consulting
A New Jersey corporation having an office at                    182 Myrtle Avenue, Mahwah, NJ  07430
182 Myrtle Avenue, Mahwah, NJ  07430                            Telephone/Telefax: (201) 760-1915
----------------------------------------------------            -----------------------------------------------

Royal Capital Management, Inc. ("Licensee")                     Anna Ginzburg
a New Jersey corporation having an office at:                   90 Nottingham Drive, Watchung, N.J. 07069
90 Nottingham Drive, Watchung, N.J. 07069                       Telephone/Telefax: (908) 561-7433
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Effective Date: July 26 2002
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Scheduled Termination Date: pursuant to Section 4 herein
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

This agreement (the "Agreement") is by and between the parties identified above (collectively, the "Parties") and consists of this Cover Sheet, the attached General Terms and Conditions and any schedules referred to therein. This Agreement shall become effective when signed by both Parties on the date indicated above (the "Effective Date"). The schedules shall be construed to be fully consistent with all of the provisions of the General Terms and Conditions and, in the case of any conflict, the General Terms and Conditions shall prevail unless a schedule separately executed by both Parties expressly amends particular provisions of the General Terms and Conditions, in which case the amendments of such schedule shall prevail over such particular provisions of the General Terms and Conditions.

This agreement shall be executed in two counterparts, each of which shall be deemed an original but both of which shall constitute one and the same instrument. Each page of this agreement shall be initialed and signed by the Parties.

PROVIDER                                  LICENSEE:
By:                                       By:
     (Authorized Signature)                     (Authorized Signature)

Name:  Yevsey Zilman                      Name:  Anna Ginzburg
       (Typed or Printed Name)                  (Typed or Printed Name)

Title:  President                         Title:  President

Date:  July                               Date:  July 26, 2002


                         This agreement is confidential

                       General Terms and Conditions

                              1. DEFINITIONS

For the purposes of this Agreement, certain terms have been defined below and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word.

1.1  "Royalties" shall have the meaning set forth in Schedule A.

1.2 "Term" shall mean the period beginning on the Effective Date and ending as indicated in Section 4 herein.

1.3 "Subsidiary" of a Party means a corporation or an affiliate controlled by the Party. For the purposes of this paragraph, to "control" a corporation or an affiliate means to own or control, either directly or indirectly, 51% or more of the shares or other securities entitled to vote for election of directors of the corporation or the affiliate. Notwithstanding the foregoing, any corporation or affiliate shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.4 "Technology" means all technical know-how and intellectual property developed by the PROVIDER and/or shareholder(s) of the PROVIDER, which relates to improved perception and memorization of information using electronic visual devices, such a personal computer, analog and/or digital display devices, Internet-based systems, and others. Certain aspects of the "Technology" were demonstrated by representatives of the PROVIDER to the Licensee, which acknowledgement is hereby acknowledged by the Licensee by signing the Agreement. At a minimum, a portion of the "Technology" is described in United States provisional application filed by the undersigned representative of the PROVIDER, a copy of which is attached herewith.

1.5 "Product" means any product or deliverable content, which may be sold or access to which produce revenue and which was developed on the basis of the Technology.

1.6 "Total revenues" means the sum of funds obtained by the Licensee in a given time period from sales of the product or products utilizing the Technology or based on the Technology in any way. Total Revenues include funds obtained by the Licensee directly and the total amount of funds obtained by any Subsidiaries of the Licensee by selling the product(s) through sub-licensing arrangements with the Licensee. This Agreement regulates the sub-licensing activities of the Licensee as described herein below.

                                   2. LICENSE

2.1 Agreement In General. The Parties wish to enter into this Agreement to
    --------------------
further develop and utilize the Technology. In general terms, the PROVIDER shall provide the Licensee with a) the technical know-how and b) the intellectual property related to the Technology, and the Licensee shall commercially develop the Technology, market the product(s) based on the Technology, pay Royalties to the PROVIDER and provide legal protection for the technical know-how and the intellectual property of the PROVIDER, the Technology and Products and pay all related costs.

2.2  Obligations of the Parties.
     --------------------------

     2.2.1 In accordance with and subject to the terms and provisions described herein, the Provider grants to the Licensee

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

     a) a right to the know-how of the PROVIDER with respect to the Technology, including a right to utilize the Technology in order to develop and sell product(s) based on the Technology and to market such product(s), including the right to improve and upgrade the Technology, extend its application to other technological areas, carry out activities in order to utilize the Technology for the benefit of both Parties, e.g. establishing any educational systems, opening any teaching centers, schools, training courses, individual classes and the like; and

     b) a right to obtain from the PROVIDER a license to patents related to the Technology, which shall be executed and obtained by the Licensee in the name of the PROVIDER in the patent institutions of the United States or in foreign countries during the Term of this Agreement.

     2.2.2. In accordance with and subject to the terms and provisions described herein, the Licensee agrees to pay the Royalties as set forth in Schedule A and to undertake other Obligations as described herein below.

2.3  Obligations of the Licensee. Subject to the terms and provisions of this
     ---------------------------
Agreement, the obligations of the Licensee shall be as follows:

     2.3.1 The Licensee shall pay Royalties to the PROVIDER as set forth in Schedule A.

     2.3.2 Subject to an additional time schedule to be agreed upon by the Parties after a necessary financing has been secured and obtained, the Licensee shall, in cooperation with the PROVIDER, develop and finalize trademark(s), trade name, and trade dress related to the Technology, including, at a minimum, a logo, the appearance of the implementing software, and the trading name for the products and/or services utilizing the Technology.

     2.3.3 Subject to an additional time schedule to be agreed upon by the Parties after a necessary financing has been secured and obtained, the Licensee shall commence the utilization of the Technology in the production of

          a) a product that utilizes the Technology in teaching English as a second language ("ESL Program") and for this purpose set up infrastructure and enter into necessary agreements with necessary contractors.

     2.3.4 Subject to an additional time schedule to be agreed upon by the Parties after a necessary financing has been secured and obtained, If the PROVIDER deems necessary, the Licensee shall upgrade the demo version of the computer software product if necessary.

     2.3.5 Subject to an additional time schedule to be agreed upon by the Parties after a necessary financing has been secured and obtained, the Licensee shall commence production and commercial sales of the ESL Program products as described above.

     2.3.6 Subject to an additional time schedule to be agreed upon by the Parties after a necessary financing has been secured and obtained, the Licensee shall have on hand, in a readily marketable form, at least 1,000 units of ESL Program. The Licensee shall furnish to the PROVIDER the evidence of a) the existence of the quantity of the readily marketable products; and b) the existence of readily available distribution channels for the products.

     2.3.7 The Licensee shall carry out, with all reasonable efforts and dispatch, the business development and marketing research related to the Technology to expand the product scope and the geographic area of the application of the Technology.

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

     2.3.8 The Licensee shall carry out all necessary research and development, and practical work to create, develop, produce and market any other Technology-based products in cooperation with the PROVIDER..

     2.3.9 The Licensee shall provide all necessary technical support for all marketed products subject to applicable rules and standards.

     2.3.10 The Licensee shall bear the cost of preparation and protection of any patents of the PROVIDER directed to the Technology not to exceed $50,000US or as mutually agreed by both parties. The Licensee shall keep confidential all information, which may be available in the provisional patent application and/or any non-published applications claiming priority therefrom, shall not disclose any such information to third parties, and shall not provide third parties with copies thereof without written consent of the PROVIDER. The Licensee shall provide legal protection for the technical know-how and the intellectual property of the PROVIDER, the Technology and Products and pay all related costs not to exceed $ 50,000 US or as mutually agreed by both parties .

     2.3.11 The Licensee shall provide to the PROVIDER, if requested, with all information related to the utilization and marketing of the Technology.

     2.3.12 In any year expenditures of Licensee in connection with the activity covered by this agreement should not exceed $250,000 US from the capital raised or as mutually agreed by both parties.

2.4  Right of the LICENSEE to use the Technology. Subject to the termination
     -------------------------------------------
provisions of this Agreement, the PROVIDER grants rights to the Technology only to the Licensee to the exclusion of any third parties in the exchange for Royalty payments set forth in Schedule A.

2.5  Obligations of the PROVIDER. In addition to grant of rights and subject to
     ---------------------------
the terms and provisions of this Agreement, the obligation of the PROVIDER shall be as follows:

     2.5.1 The PROVIDER shall provide technical support, supervision, and professional advice to the Licensee in the utilization of the Technology. The PROVIDER shall make all reasonable efforts in this regard.

     2.5.2 The PROVIDER shall provide the Licensee with the necessary information to enable the Licensee to exercise the rights granted to the Licensee.

     2.5.3 The PROVIDER shall communicate to the Licensee all facts known to the PROVIDER, which relate to the Technology. The PROVIDER shall make all reasonable efforts to aid the Licensee in achieving commercial success of the product(s) utilizing the Technology.

     2.5.4 The PROVIDER shall make all reasonable efforts to assist the Licensee in obtaining patent(s) in the name of the PROVIDER covering the Technology and/or its applications. The issuance of such patent(s) to the PROVIDER or a failure of such patent(s) to issue shall have no effect on further obligation of the Parties under this Agreement.

2.6  Have Made Rights. Licensee may have Products made for it by a third party
     ----------------
for the sole purpose of Licensee exercising the license set forth in Section
2.1.1 provided that: (a) such third party provides the Products made by it solely to Licensee and no other person or entity, (b) this "have made" right is not exercised in a manner such that it is a sham for the purpose of effectively sublicensing the Licensed Products to such third party.

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                         This agreement is confidential

2.7  Subsidiaries. Licensee is further granted the right to grant to any of its
     ------------
Subsidiaries a sublicense within the scope of the license herein granted to Licensee, provided that (a) Licensee first obtains PROVIDER's written consent before granting a sublicense to an entity that becomes a Subsidiary after the Effective Date, and (b) both Licensee and its sublicensees shall be responsible for the actions or omissions of the sublicensees and both shall be jointly and severally liable to PROVIDER if any such actions or omissions breach any provision of this Agreement. Any such sublicense granted to a Subsidiary shall immediately terminate in the event that the sublicensee ceases to be a Subsidiary. Any sublicense permitted under this Section may be made effective retroactively, but not before the Effective Date nor before the sublicensee becoming a Subsidiary of Licensee. The revenues which Subsidiaries derive from Products shall be counted toward the Total Revenues as described herein. Licensee is further obligated to report the activities of the Subsidiaries with respect to the Technology to the PROVIDER.

                                  3. PAYMENTS

3.1  Payments and Royalties. In consideration of the license and rights granted
     ----------------------
in this Agreement, Licensee shall pay to PROVIDER the Royalties as provided in Schedule A.

3.2  Accrual. Unless otherwise provided in Schedule A, Actual Expenses shall
     -------
accrue on any activities related to this agreement and Actual Royalties shall accrue on the first use, distribution, performance or display of the Products by Licensee, Licensee's Subsidiaries or its and their direct or indirect customers that result in revenues received. The obligation to pay accrued Royalties shall survive termination of this Agreement. When an entity ceases to be a Subsidiary of Licensee, Royalties which have accrued with respect to such entity, but which have not been paid, shall become payable along with Licensee's next scheduled Royalty payment. Notwithstanding any other provision hereunder, Actual Royalties shall accrue and be payable only to the extent that enforcement of Licensee's obligation to pay such Actual Royalty would not be prohibited by applicable law and in no circumstances these royalty payments will create loss for the activity covered by this agreement.

3.3  Quarterly Royalty Payments and Reports. Within thirty (30) days after the
     --------------------------------------
end of each calendar quarter (i.e., within 30 days after March 31st, June 30th, September 30th and December 31st) during the Term, Licensee shall pay PROVIDER the Royalties based on the sales revenues received of the Licensee in the quarter. The first and all consecutive payments shall be paid at the end of each calendar quarter, in which Actual Royalties have been accrued, and the last shall be paid at the end of the quarter during which the Term ends provided this Agreement is ended. Simultaneously with such payment, Licensee shall provide PROVIDER with a report certified by a duly authorized officer of Licensee (the "Royalty Report") which shall identify this Agreement and include the information set forth in Schedule A as well as any other information PROVIDER may reasonably require from time to time. Such information shall be shown separately for Licensee and each Subsidiary which accrued Actual Royalties during the corresponding calendar quarter. If no Actual Royalties were accrued during a calendar quarter, the Royalty Report shall state that fact. The parties shall verify and, if necessary, adjust the above financial settlement upon completion of each six-month period of operation in accordance with the Licensee's relevant auditor reports and based on invoices of the PROVIDER. The Licensee shall pay the amounts against such invoices of the PROVIDER not later than within five (5) banking days from the date of receipt of the same by the Licensee. The principle and method of payments described herein above shall be applicable to all products specified herein, as well as to any and all other products sold by the Licensee on the basis of the Technology, whether or not specifically mentioned herein, including products that may be developed by the Licensee in the future.

3.4  Method of Payment and Reporting. All payments required hereunder shall be
     -------------------------------
paid to PROVIDER by electronic bank transfer to the following account: Bank:


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

CHASE MANHATTAN BANK, 2 Penn. Plaza, New York, NY 10001, Bank Acct Name: Y.Z. BUSINESS CONSULTING INC.; Bank Acct Number: 150-0877633-65; ABA: 021-000-021;
SWIFT: CHASUS33. Royalty Reports shall be sent to the address indicated above. PROVIDER may change the foregoing payment account and address information upon written notice to Licensee.

3.5  Overdue Payments. Overdue payments hereunder shall be subject to a late
     ----------------
payment charge calculated at an annual rate of three percent (3%) over the U.S. prime rate or successive U.S. prime rates (as posted in the Wall Street Journal) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

3.6  Overpayment. PROVIDER will credit to Licensee any overpayment of royalties
     -----------
made in error if such error is claimed by the Licensee, identified and agreed upon by the Parties in writing.

3.7  Taxes. Licensee shall bear all taxes, duties, levies and other similar
     -----
charges (and any related interest and penalties), however designated (hereinafter, "governmental charges"), imposed as a result of the existence or operation of this Agreement, including any tax which Licensee is required to withhold or deduct from payments to PROVIDER, except (a) any tax imposed upon PROVIDER in a jurisdiction outside the United States if and only to the extent that such tax is allowable as a credit against the United States income taxes of PROVIDER, and (b) any net income tax imposed upon PROVIDER by the United States or any governmental entity within the United States proper (the fifty (50) states and the District of Columbia). In order for the exception contained in
(a) to apply, Licensee must reduce such tax to the extent possible giving effect to the applicable Income Tax Convention between the United States and Licensee's country of incorporation, and furnish PROVIDER with such evidence as may be required by United States taxing authorities to establish that such tax has been paid so that PROVIDER may claim the credit. If Licensee is required to bear any governmental charges pursuant to this paragraph, then Licensee shall pay any additional taxes, charges and amounts as are necessary to ensure that the net amounts received by PROVIDER after all such governmental charges are made are equal to the amounts which PROVIDER is otherwise entitled under this Agreement as if such governmental charges did not exist.

3.8  Other Costs. Other than those payments expressly set forth in this
     -----------
Agreement, each Party will be responsible for the costs it incurs in carrying out its obligations under this Agreement.

3.9  Record Keeping. During the Term and for a period of six (6) years
     --------------
thereafter, Licensee shall keep complete, full, clear and accurate books and records of all information which may be required by PROVIDER in order to confirm the accuracy of Licensee's Royalty Reports, payments and other obligations hereunder. PROVIDER shall have the right to have a professionally registered accountant who shall not be paid on a contingency basis inspect and copy such books and records of Licensee to the extent necessary for such purpose, provided that such activity shall be conducted during Licensee's regular business hours upon at least five (5) days prior notice and, provided further that, Licensee may not be audited more than once in any calendar year. Such accountant shall not reveal any information to PROVIDER or any third party other than what is required to be reported under this Agreement, unless the accountant is ordered to disclose additional information by a court of competent jurisdiction. The cost of the inspection shall be paid by PROVIDER unless the inspection reveals that Licensee underpaid or underreported the total amount owed by 5% or more, in which case Licensee shall pay up to $5,000 of the reasonable costs of the inspection and related collection and in which case Licensee may thereafter be audited by PROVIDER once each royalty reporting period.

                             4. TERM AND TERMINATION

4.1. Term. This Agreement shall be effective with no time limit and shall
     ----
terminated either by a mutual consent of the Parties or pursuant to the terms and provisions of this Section 4.

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

4.2. Early Termination - Either Party. Either Party may terminate this
     -----------------
Agreement:

     4.2.1 upon thirty (30) days prior written notice, if the other Party has breached its obligations under this Agreement and such breach remains uncured during such thirty (30) day period;

     4.2.2 in accordance with any terms of this Agreement which expressly provide for termination; or

     4.2.3 immediately if the other Party has failed to fulfill an obligation required by this Agreement and such failure has or would materially prejudice the Party regardless of whether such failure is cured,

     4.2.4 immediately upon the other Party, or a third party with respect to the other Party, filing a petition requesting liquidation, dissolution, reorganization, suspension, rearrangement or re-adjustment, in any form, of the other Party's debts under the laws of the United States, or any other bankruptcy or insolvency law; the making by the other Party of any assignment for the benefit of its creditors; or the admission by the other Party in writing of its inability to pay its debts as they mature.

4.3. Early Termination - PROVIDER. PROVIDER may terminate this Agreement or
     -----------------
pursuant to the terms and provisions above or if (a) Licensee shall be in default of payment of Royalties or any other payment due under this Agreement or Royalty Report obligations hereunder three or more times in any two year period, regardless of whether or not any such defaults are ultimately cured or (b) efforts of Licensee to become a public company within thirty six (36) months from the date of signing of this Agreement have failed or (c) after becoming a public company Licensee is unsuccessful in raising required capital within a year of becoming public.

4.4. Effect of Termination. Upon termination of this Agreement:
     ---------------------

     4.4.1 all payments and reports required under this Agreement, including all Royalties accrued as of the date of early termination, shall be immediately due and payable to PROVIDER; and

     4.4.2 all rights and obligations of the Parties, including the license granted to Licensee, shall terminate except that the rights and obligations of the Parties under this Agreement which expressly or by their nature would continue beyond the termination of this Agreement shall remain in effect and survive termination of this Agreement; and

     4.4.3 notwithstanding such specific termination rights, each Party reserves all of its other legal rights and equitable remedies.

4.5. End Users. An end user may continue using a Product beyond the termination
     ---------
of this Agreement if (a) the end user was properly authorized to use the Product before the date of termination or notice of termination, whichever is earlier (the "inventory cutoff date"), (b) the continued use would have been permitted by this Agreement if this Agreement had not terminated, and (c) the continued use does not breach the end user's agreement as such agreement existed as of the inventory cutoff date.

                                5. GENERAL TERMS

5.1. Relationship of the Parties. In performing this Agreement, each of the
     ---------------------------
Parties will operate as, and have the status of, an independent contractor. Except as may be expressly set forth in this Agreement, neither Party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever. Nothing in this Agreement shall be construed as forming any partnership, joint venture, agency, employment, franchise, distributorship, dealership or other similar or special relationship between the Parties.

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

5.2. Rules of Construction. As used in this Agreement, (a) the words "herein,"
     ---------------------
"hereunder" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be amended or supplemented from time to time, and not to any subdivision of this Agreement;
(b) the word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;
(c) descriptive headings and titles used in this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement; and (d) explicit references to a particular section hereof shall be deemed to include a reference to the subsections, if any, associated with the section. This Agreement shall be fairly interpreted in accordance with its terms and without any presumption in favor of or against either Party regardless of the drafter.

5.3. Notice. Unless otherwise provided in this Agreement, all notices, consents,
     ------
approvals, waivers and the like made hereunder shall be in written English to the addresses set forth on the Cover Sheet, shall reference this Agreement and shall be sent by any of the following methods: (a) certified mail, postage-prepaid, return-receipt requested, (b) a delivery service which requires proof of delivery signed by the recipient or (c) properly-transmitted facsimile followed by written confirmation in accordance with methods (a), (b) or first-class U.S. mail. The date of notice shall be deemed to be the date it was received (in the case of method (c) above, the date of notice shall be deemed to be the date the facsimile copy is received). A Party may change its address for notice by written notice in accordance with this paragraph.

5.4. Publicity. No Party shall make any public disclosures and/or disclosures to
     ---------
any third party, including the public inconsistent with the provisions of this Agreement. Either Party may require the other Party to promptly supply a copy of a public disclosure made by the other Party related to this Agreement.

5.5. Applicable Law and Venue. This Agreement shall be governed by and construed
     ------------------------
in accordance with the laws of the State of New Jersey without regard to its conflicts of law rules.

5.6. Force Majeure. Neither Party shall be held responsible for any delay or
     -------------
failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, industry-wide shortage of goods or labor, act of God, or other similar causes beyond its reasonable control and without the fault or negligence of the delayed or nonperforming Party or its subcontractors ("force majeure events"). If any force majeure event occurs, the Party unable to perform shall give immediate notice to the other Party, stating the nature of the event, the anticipated length of the event and any action being taken to avoid or minimize its effect. The Party affected by the other's inability to perform may elect to: (a) suspend this Agreement for the duration of the force majeure event or (b) terminate this Agreement when the delay or nonperformance continues for a period of at least thirty (30) days. Under no circumstances shall a force majeure event excuse the delay of payments due hereunder.

5.7. Assertion of Unenforceability. If any provision of this Agreement is deemed
     -----------------------------
illegal or unenforceable, the Parties agree that such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect. Specifically, if any one of the portions of the grant by the PROVIDER under Subsections 2.2.1 a) and
2.2.1 b) is not effective or not enforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect.

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5.8. Assignment. The Parties hereto have entered this Agreement in contemplation
     ----------
of personal performance by Licensee and intend that the rights granted to Licensee hereunder not extend to other entities without PROVIDER's consent. Accordingly, neither this Agreement nor any of Licensee's rights or obligations hereunder shall be assigned or transferred (in insolvency proceedings, by mergers, acquisitions or otherwise) by Licensee without such consent. Any assignment or other transfer which is inconsistent with the foregoing shall be null and void ab initio. Subject to the exclusivity provisions, set forth herein, the PROVIDER may assign all or a portion of its rights and obligations hereunder.

5.9. Change of Control. In the event that Licensee shall be acquired by or its
     -----------------
management shall otherwise be controlled by an entity that is a material competitor of PROVIDER, PROVIDER shall have the right to terminate this Agreement upon ninety (90) days written notice to Licensee.

5.10. Infringement by Others. Licensee shall notify PROVIDER in the event that
      ----------------------
Licensee becomes aware of any unauthorized infringement of any Patents of the PROVIDER. The PROVIDER shall have the option, but not the obligation, to seek redress for such infringement at its own expense and shall be entitled to any recovery therefor. In any action for such infringement, Licensee shall reasonably cooperate with PROVIDER at PROVIDER's reasonable expense. Licensee shall have no right, authority or standing to bring any action against any third party relating to the third party's infringement of the Licensed Software.

5.11. Export. Licensee acknowledges that the Product(s) and technical
      ------
information (including, services and training), if any, provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such Products and technical information must be authorized under those regulations. Licensee agrees that it will not use, distribute, transfer or transmit such software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. For the purposes of this Paragraph, "export' means transferring or releasing to another country or to a national of another country (wherever that person is located) by any means, including physical, electronic, or otherwise. The obligations of this paragraph shall survive the termination of this Agreement.

5.12. Computation of Time. If a time period provided in this Agreement requires
      -------------------
a certain action be performed within ten (10) or less days, then intervening Saturdays, Sundays and legal holidays shall not be included in the computation of time. If a time period requires a certain action be performed within eleven
(11) or more days, then intervening Saturdays, Sundays and legal holidays shall be included in the computation of time. In the event that a time period expires on a Saturday, Sunday or legal holiday, the time period shall be deemed to expire on the next day that is not a Saturday, Sunday or legal holiday. "Legal holidays" means New Year's Day, Birthday of Martin Luther King, Jr., President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and the Friday thereafter, and Christmas Day.

5.13. Third Party Beneficiaries. This Agreement is not intended to be for the
      -------------------------
benefit of and shall not be enforceable by any third party. Nothing in this Agreement, express or implied, is intended to or shall confer on any third party any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

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5.14 Entire Agreement; No Modification or Waiver. This Agreement constitutes the
     -------------------------------------------
entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties respecting such subject matter; provided, however, that all information disclosed prior to the Effective Date related to this Agreement shall continue to be subject to the Agreement and the Parties agree that no information shall be disclosed under such agreement after the Effective Date. Prior unexecuted drafts of this Agreement may not be used to interpret the intentions of the parties to this Agreement and the fact that certain provisions may have been added, removed or modified during negotiations shall have no interpretive significance. No provision of this Agreement shall be deemed modified by any action or omission or failure to object to any action that may be inconsistent with the terms of this Agreement. No waiver of a breach committed by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances.
This Agreement shall not be modified or rescinded, except by a writing signed by both Parties. By way of example only, this Agreement may not be modified by any statement appearing on any check or similar transfer of money, or by any provision appearing in any preprinted form of one Party unless expressly accepted by the other Party in a writing which expressly refers to such preprinted form and this Agreement.

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                         This agreement is confidential

                                SCHEDULE A

                           PAYMENTS AND REPORTS

1.   Actual Royalty.
     --------------

Licensee shall commence regular payments to PROVIDER of forty per cent (40%) of the Total Revenues from the Licensee's sales of any product, services or any other activities utilizing the ESL Technology, following fulfillment by Provider of conditions as per Item 1.1 below:
         1.1 Provider shall repay the Licensee's initial stage operation costs, the amount of which shall be a one-time cost for the duration of this Agreement. This amount shall include expenses for legal protection, advertising and production. The amount of the one-time cost referred to herein shall not exceed $150,000US or any other amount mutually agreed by the Parties. Repayment of the actual expenses referred to herein shall be made from the revenues received by Licensee from the sales of any product, services or any other activities utilizing the ESL Technology. Following the repayment of the actual expenses referred to herein there shall commence regular payments in the amounts stipulated above in Item 1 of this Schedule A and pursuant to the terms and conditions of this Agreement.

2.   Royalty Report.
     --------------
The Licensee shall provide the PROVIDER with a quarterly Royalty Report that shall include, at a minimum:

     - Total revenues of the Licensee for the quarter at issue and from the date of the signing of this agreement

     - the number and identity of products, services and other activities utilizing the Technology and disposed of in the quarter at issue (even if such number is zero),

     -    the Royalties owed for the quarter at issue; and

     - the amount of Licensee's payment accompanying the Royalty Report and/or transferred to the PROVIDER's bank account.


This Schedule A shall be an integral part of the agreement.



PROVIDER                                    LICENSEE:
By: /s/ Yevsey Zilman                       By: /s/ Anna Ginzburg
     (Authorized Signature)                       (Authorized Signature)

Name:  Yevsey Zilman                        Name:    Anna Ginzburg
         (Typed or Printed Name)                      (Typed or Printed Name)

Title:  President                           Title:  President

Date:  July 26, 2002                        Date:  July 26, 2002


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                         This agreement is confidential